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As filed with the Securities and Exchange Commission on December 2, 2011.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ECOLAB INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	41-0231510 (I.R.S. Employer Identification Number)

370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2233
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

James J. Seifert, Esq.
Executive Vice President, General Counsel and Secretary
Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
(651) 293-2981
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Joseph Miron, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Telephone: (312) 407-0700
Fax: (312) 407-0401

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	$0(1)(2)

(1)
An indeterminate aggregate initial offering price and amount of Debt Securities is being registered as may from time to time be offered at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Prospectus

Debt Securities

        Ecolab Inc. may offer debt securities (the "Debt Securities") from time to time, in one or more offerings. We will provide the specific terms of any offering and the Debt Securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer and sell the Debt Securities on an immediate, continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

        Investing in the Debt Securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of the Debt Securities and in other documents that we file with the Securities and Exchange Commission (the "SEC"). See "Risk Factors" on page 1 of this prospectus.

        Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2011.

i

ABOUT THIS PROSPECTUS

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "Ecolab," "we," "our," "us," "the Company" or similar references are to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries. References to "Nalco" refer to Nalco Holding Company and its consolidated subsidiaries.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, Ecolab may, from time to time, sell Debt Securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of, among other things, the Debt Securities that Ecolab may offer. Each time that Debt Securities are sold, a prospectus supplement containing specific information about the terms of that offering and the particular Debt Securities will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and in any free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Ecolab is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

RISK FACTORS

        Investing in the Debt Securities involves risks. Before investing in the Debt Securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents that Ecolab has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that Ecolab files subsequent to the date of this prospectus with the

SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

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  our Annual Report on Form 10-K for the year ended December 31, 2010;

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  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011; and

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  our Current Reports on Form 8-K filed on December 2, 2011, November 30, 2011 (except with respect to Item 7.01), November 14, 2011, November 8, 2011, October 31, 2011 (two filings), October 28, 2011, October 25, 2011 (except with respect to Item 2.02), September 8, 2011, September 6, 2011, August 30, 2011, August 24, 2011, July 27, 2011 (except with respect to Item 2.02), July 20, 2011 (except with respect to Item 2.02), May 6, 2011 and February 17, 2011 (except with respect to Item 2.02).

        In addition, the following is also incorporated be reference into this prospectus: (i) the audited consolidated balance sheets of Nalco as of December 31, 2010 and 2009 and the consolidated statements of operations, equity and cash flows of Nalco for each of the three years in the period ended December 31, 2010, and notes related thereto, (ii) the unaudited condensed consolidated balance sheet of Nalco as of September 30, 2011 and the condensed consolidated statements of operations and cash flows of Nalco for the three and nine-month periods ended September 30, 2011 and 2010, and notes related thereto, and (iii) the risk factors relating to Nalco's business, each of which is included as an exhibit to our Current Report on Form 8-K filed on December 2, 2011.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.

370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

        General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated herein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and on Exhibit 99.2 to Ecolab's Current Report on Form 8-K filed on December 2, 2011, each of which is incorporated by reference herein, and include:

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  our ability to promptly and effectively integrate the businesses of Ecolab and Nalco and to achieve the cost savings and synergies we anticipate from Ecolab's acquisition of Nalco on December 1, 2011 within the expected time frame or at all;

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  the potential for disruption from the Nalco acquisition to make it more difficult for us to maintain relationships with customers, employees or suppliers;

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  the markets served and business operations of Nalco differ from Ecolab, and the combined business has a different business mix than Ecolab's business prior to the acquisition, presenting different operational risks and challenges;

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  the combined company has substantial indebtedness and the future credit ratings of the combined company or its subsidiaries may be different from what we currently expect;

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  the Nalco acquisition may involve unexpected costs, unexpected liabilities or unexpected delays;

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  the future results of the combined company will suffer if the combined company does not effectively manage its expanded operations following the Nalco acquisition;

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  future events may impact our deferred tax position, including the utilization of foreign tax credits and undistributed earnings of international affiliates that are considered to be reinvested indefinitely;

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  we will likely have to make additional contributions to fund our pension and other post-retirement benefit plans, including Nalco plans, and such contributions will negatively impact our cash flow;

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  we may incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with the Nalco acquisition or other completed or future acquisitions;

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  the vitality of the markets we serve;

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  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

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  our ability to execute on key business initiatives, including leveraging a new ERP system and completing other actions to increase the competitiveness of our European business;

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  the ability to acquire and effectively integrate complementary businesses;

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  fluctuations in raw material and delivered product costs;

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  our ability to develop competitive advantages through value, innovation and customer support;

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  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

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  restraints on pricing flexibility due to contractual obligations;

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  pressure on results of operations from consolidation of customers and vendors;

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  public health epidemics;

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  the occurrence of litigation or claims;

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  the loss or insolvency of a major customer or distributor;

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  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets;

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  our ability to attract and retain high caliber management talent;

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  our ability to develop new technologies and offerings in response to changing customer needs;

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  claims relating to products and services we supply, including pending claims relating to the use of our products during the response to the Deepwater Horizon oil spill;

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  political, economic and legal risks relating to our non-U.S. operations; and

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  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference in this prospectus and any accompanying prospectus supplement prior to investing in the Debt Securities. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of Debt Securities. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

ECOLAB INC.

        We develop and market premium products and services for the hospitality, foodservice, healthcare and industrial markets. We provide cleaning and sanitizing products and programs, as well as pest elimination, maintenance and repair services primarily to customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care, commercial facilities management and vehicle wash sectors. We are also a leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to a variety of industrial and institutional customers. A strong commitment to customer support and sustainable solutions is a distinguishing characteristic of our business.

        The address of our principal executive offices is 370 Wabasha Street North, St. Paul, Minnesota 55102 and our telephone number at our principal executive offices is 1-800-232-6522.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our Debt Securities for general corporate and working capital purposes. General corporate and working capital purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:

		Year Ended December 31,
	Nine Months Ended September 30, 2011
		2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges (1)	8.24x	8.06x	6.75x	6.81x	7.36x	7.55x

(1)
For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and income or loss from equity investees plus fixed charges. Fixed charges consist of gross interest expense and amortized premiums and discounts plus an amount equivalent to interest included in rental charges.

DESCRIPTION OF DEBT SECURITIES

        The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The specific terms of the Debt Securities offered by any prospectus supplement (the "Offered Debt Securities") and the extent, if any, to which such general terms and provisions may apply to the Debt Securities so offered, will be described in the prospectus supplement relating to such Offered Debt Securities.

        The Offered Debt Securities will be issued in one or more series under an Amended and Restated Indenture dated as of January 9, 2001 (the "Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as original trustee. Specific terms of the Offered Debt Securities will be contained in a supplemental indenture between us and a trustee to be named therein (the "Trustee"). A copy of the Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including definitions of certain terms contained in the Indenture. Particular sections or defined terms of the Indenture referred to herein are incorporated herein by reference. Capitalized terms which are used throughout this section but not otherwise defined in this prospectus shall have the meanings given to them in the Indenture. Section numbers set forth below refer to provisions of the Indenture.

General

        The Debt Securities will be senior unsecured and unsubordinated obligations of the Company and will rank equally with all other senior and unsubordinated indebtedness of the Company from time to time outstanding, provided that such other senior and unsubordinated indebtedness may contain covenants, events of default or other provisions which are different from or which are not contained in the Debt Securities.

        The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series. (Section 2.3.)

        Reference is made to the prospectus supplement relating to the Offered Debt Securities for the following terms thereof:

  •
  the title of the Offered Debt Securities;

  •
  any limit on the aggregate principal amount of the Offered Debt Securities;

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  the date or dates on which the Offered Debt Securities will be payable, which date or dates may be fixed or extendible;

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  the rate or rates per annum, which may be fixed or variable (or the method of calculating such rate), at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue;

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  the dates on which any such interest will be payable;

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  the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the Company or the Holder and any other terms and provisions of such optional or mandatory redemptions;

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  the obligation, if any, of the Company to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund (or analogous provision) or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which, the currency in which, and the other terms and conditions upon which, such securities shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

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  if the Offered Debt Securities are Original Issue Discount Securities, the amount (or the method of calculating such amount) of principal payable upon acceleration of such Offered Debt Securities following an Event of Default;

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  the coin or currency in which payment of the principal of and interest on the Offered Debt Securities will be made if other than the coin or currency of the United States;

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  any provisions enabling the Company or Holders of Offered Debt Securities to elect to make or receive payments of the principal of or interest on the Offered Debt Securities in a coin or currency other than that in which the Offered Debt Securities are stated to be payable;

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  the method by which amounts payable of principal of or interest, if any, on the Offered Debt Securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

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  the right of the Company to defease the Offered Debt Securities or certain covenants under the Indenture;

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  whether the Offered Debt Securities will be issued in whole or in part in temporary or permanent global form and, if so, the initial Depositary with respect to such Global Security (as defined below);

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  if a temporary Global Security is to be issued with respect to the Offered Debt Securities, the terms upon which beneficial interests in such temporary Global Security may be exchanged in whole or in part for beneficial interests in a definitive Global Security or for individual Offered Debt Securities of the series and the terms upon which beneficial interests in a definitive Global Security, if any, may be exchanged for individual Offered Debt Securities having the same terms;

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  any addition to, or modification or deletion of, any Event of Default or any covenant specified in the Indenture with respect to the Offered Debt Securities;

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  any trustees, depositaries, authenticating or Paying Agents, transfer agents or Security Registrars or any other agents with respect to the Offered Debt Securities;

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  the Person to whom any interest on the Offered Debt Securities is payable, if other than the registered Holder thereof;

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  whether and under what circumstances the Company will pay additional amounts on the Offered Debt Securities held by a Non-U.S. Person in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Offered Debt Securities rather than pay such additional interest; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the Offered Debt Securities. (Section 2.3.)

        Unless otherwise indicated in the prospectus supplement relating thereto, principal of and interest on the Debt Securities will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee in the City and State of New York; provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Sections 2.3, 2.8 and 3.2.)

        No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8.)

        Debt Securities may be sold at a substantial discount below their principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Special United States federal income tax considerations applicable to any such Debt Securities, or to Debt Securities which are denominated in a currency or currency unit other than United States dollars, will be set forth in the applicable prospectus supplement.

Form, Exchange and Transfer

        Debt Securities of a series will be issuable only in registered form without coupons and may be issued as one or more global securities in registered form (each a "Global Security"). Unless otherwise specified in the applicable prospectus supplement, Debt Securities will be issued only in denominations of $1,000 and integral multiples thereof. (Sections 2.3 and 2.7.)

        At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 2.8.)

        Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange and registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable prospectus supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Sections 2.8 and 3.2.)

        If the Company redeems, in whole or in part, the Debt Securities of any series (or of any series and specified tenor), the Company will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 Business Days before the day of mailing of a notice of redemption or exchange of any such Debt Security selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Registered Security being redeemed in part. (Section 2.8.)

Global Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be issued to and registered in the name of the depositary (the "Depositary") identified in the prospectus supplement, or its nominee, relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until a Global Security is exchanged in whole or in part for the individual Debt Securities represented thereby, such Global Security may not be transferred except as a whole by the Depositary to its nominee or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary. (Section 2.8.)

        The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements:

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  Upon the issuance of a Global Security, the Depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with the Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary ("Participants") or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

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  So long as the Depositary or its nominee is the registered owner of a Global Security, such registered owner will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture.

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  Payments of principal of and interest, if any, on Debt Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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  The Company expects the Depositary or its nominee, immediately upon receipt of any payment of principal or interest in respect of a Global Security, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers. Such payments will be the sole responsibility of such Participants. The Company has no control over the practices of the Depositary or the Participants, and there can be no assurance that these practices will not be changed.

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  If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Further, if there shall have occurred and be continuing an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to any series of Debt Securities represented by a Global Security, such Global Security shall be exchangeable for individual Debt Securities of such series at the request of the Depositary for such series. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to a physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 2.15.)

        Unless otherwise indicated in the applicable prospectus supplement, principal of and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register or may be made by wire transfer of immediately available funds to an account designated by the Holder. Unless otherwise indicated in the applicable prospectus supplement, a Paying Agent designated by the Company and located in the Borough of Manhattan, the City of New York, will act as Paying Agent for payments with respect to Debt Securities of each series. All Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 3.2.)

        All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on any Debt Security which remain unclaimed at the end of one year after such principal or interest has become due and payable will be repaid to the Company upon request, and the Holder of such Debt Security or any Coupon thereafter may look only to the Company for payment thereof. (Section 10.4.)

Certain Covenants of the Company

        Certain covenants applicable to any series of Debt Securities will be described in the prospectus supplement relating to such Debt Securities.

Merger and Consolidation

        The Indenture provides that the Company may, without the consent of the Holders of the Debt Securities, consolidate with or merge into any other corporation, or sell or convey all or substantially all its properties and assets as an entirety to any Person, provided that in any such case:

  •
  the successor corporation, if other than the Company, shall be a domestic corporation and such corporation shall assume by supplemental indenture the Company's obligations under the Indenture and the Debt Securities issued thereunder; and

  •
  immediately after such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        Upon compliance with these provisions by a successor corporation in connection with a consolidation with or merger of the Company into, or conveyance, transfer or lease to, such successor corporation, the Company (except in the case of a lease) would be relieved of its obligations under the Indenture and the Debt Securities. Notwithstanding the second bullet-point in the foregoing paragraph, the Company may merge or consolidate any Restricted Subsidiary into or with the Company or any other direct or indirect wholly-owned Restricted Subsidiary of the Company. (Sections 9.1 and 9.2.)

Events of Default

        The Indenture defines an Event of Default with respect to any series of Debt Securities as being any one of the following events:

  (1)
  default for 30 days in any payment of interest on such series when due;

  (2)
  default in any payment of principal of such series when due either at maturity, upon redemption, by declaration or otherwise;

  (3)
  default in the payment of any sinking fund installment with respect to such series when due either at maturity, upon redemption, by declaration or otherwise;

  (4)
  default for 60 days after appropriate notice in performance of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of any series of Debt Securities other than that series);

  (5)
  certain events of bankruptcy, insolvency or reorganization; or

  (6)
  any other Event of Default provided with respect to Debt Securities of that series.

        If an Event of Default shall occur and be continuing with respect to any series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal of and interest on such series (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of that series) to be immediately due and payable; provided, however, that with respect to Events of Default specified by clauses (4) and (6) in the foregoing paragraph involving all series of Outstanding Debt Securities, only the Trustee or the Holders of not less than 25% of all such series voting as a single class may declare the principal of and interest on such Debt Securities immediately due and payable. (Sections 5.1 and 5.2.)

        Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series, except in each case a failure to pay principal of or interest on such Debt Security or in respect of a provision which under the Indenture cannot be modified without the consent of the Holder of each Outstanding Debt Security of the series affected. (Section 5.13.)

        Reference is made to the prospectus supplement relating to each series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

        The Indenture requires the Company to file annually with the Trustee an Officer's Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 3.5.) The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of the Debt Securities of any series, transmit by mail (or give by publication for Bearer Securities) to all Holders of Debt Securities of such series notice of any default known to the Trustee, unless such default shall have been cured or waived; provided, that the Trustee will be protected in withholding notice to the Holders of Debt Securities of such series of any default (except in payment of principal or interest or any sinking fund installment) if the board of directors or a committee thereof or responsible officers in good faith determine it in the interest of the Holders of Debt Securities of such series to do so. (Section 5.15.)

        If an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the Holders of the Debt Securities of such series unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. (Sections 6.1 and 6.2.) Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. However, the Indenture provides that the Trustee need not take any action which would be unduly prejudicial to the Holders not joining such direction. (Section 5.12.)

        No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series, (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, (3) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request within 60 days of such notice, request and offer of indemnity and (4) the Trustee shall have failed to institute such proceeding within that 60-day period. (Section 5.7.) However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of and interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Section 5.8.)

Modification and Waiver

        Modification and amendments of the Indenture or any supplemental indenture or the rights of the Holders of the Debt Securities issued thereunder may be made by the Company and the Trustee with the consent of the Holders of at least a majority of the principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest payable on, any Debt Security; (2) reduce the principal amount of, the rate of interest on, or any premium payable on redemption of any Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration; (3) change the place or currency of payment of principal of or interest on any Debt Security; (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity thereof; or (5) reduce the percentage in principal amount of Outstanding Debt Securities of any series for which the consent of the Holders thereof is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 8.2.)

        Unless otherwise provided in the applicable prospectus supplement, the Holders of at least a majority of the principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Section 3.9.)

        The Indenture also permits the Company and the Trustee to amend the Indenture in certain circumstances without the consent of the Holders of Debt Securities to evidence the merger of the Company or the replacement of the Trustee and for certain other purposes.

Defeasance of Debt Securities or Certain Covenants in Certain Circumstances

        The Indenture provides that the Company may defease and be discharged from any and all obligations (except as otherwise described in (a) below) with respect to the Debt Securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, as trust funds, money or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on such Debt Securities.

        In addition, the Indenture provides that with respect to each series of Debt Securities, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Debt Securities of such series (except for the obligations to register the transfer or exchange of the Debt Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series and to hold moneys for payment in trust) or (b) to be released from the restrictions described in this section of this prospectus under the headings "Certain Covenants of the Company" and "Merger and Consolidation" and, to the extent specified in connection with the issuance of such series of Debt Securities, other covenants applicable to such series of Debt Securities ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest on the Debt Securities of such series. Such a trust may only be established if, among other things, the

Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of such Indenture. (Sections 10.1 and 10.2.)

        The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of Debt Securities, and any such modification will be described in the applicable prospectus supplement.

Notices

        Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a Holder of a Debt Security of any series will be mailed to the last address of such Holder set forth in the applicable Security Register. (Section 11.4.)

Governing Law

        The Indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 11.8.)

PLAN OF DISTRIBUTION

        Ecolab may sell the Debt Securities in one or more of the following ways from time to time:

  •
  to or through underwriters or dealers;

  •
  by itself directly;

  •
  through agents; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement relating to an offering of any series of Debt Securities will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such Debt Securities and the proceeds to Ecolab from the sale thereof;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

        Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of the Debt Securities, the underwriters will acquire such securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        In connection with underwritten offerings of any series of Debt Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of such Debt Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on a national securities exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale of any series of Debt Securities, Ecolab will sell such Debt Securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

        Debt Securities may be sold directly by Ecolab to one or more institutional purchasers, or through agents designated by Ecolab from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of any series of Debt Securities in respect of which this prospectus is delivered will be named, and any commissions payable by Ecolab to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        The Debt Securities issued hereunder will have no prior trading market, and may or may not be listed on a national securities exchange. Any underwriters to whom Ecolab sells Debt Securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the Debt Securities.

LEGAL MATTERS

        The validity of the Debt Securities offered by this prospectus and any prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2011 and 2010, the six-month periods ended June 30, 2011 and 2010, and the nine-month periods ended September 30, 2011 and 2010, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2011, August 4, 2011 and October 31, 2011 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPERTS

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, incorporated into this prospectus by reference to Ecolab's Current Report on Form 8-K filed on December 2, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 appearing in Ecolab's Current Report on Form 8-K filed on December 2, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the Debt Securities being registered hereby.

SEC Registration Fee	$	*
Trustee's Fees and Expenses		**
Printing and Engraving Fees and Expenses		**
Accounting Fees and Expenses		**
Legal Fees		**
Rating Agency Fees		**
Miscellaneous		**
Total Expenses	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement

Item 15.    Indemnification of Directors and Officers.

        Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that, (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, (ii) the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and (iii) the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a present or former director or officer of the corporation (among certain other persons) against any liability asserted against or incurred by the person in any such capacity or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145, including liabilities under the Securities Act.

        Article V of Ecolab's By-Laws, as amended, provides for indemnification of Ecolab's officers and directors to the full extent allowed by Delaware law.

        In addition, Article IV of Ecolab's Restated Certificate of Incorporation provides that Ecolab's directors do not have personal liability to Ecolab or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (1) for a breach of the duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) for willful or negligent violations of certain provisions under the General Corporation Law of Delaware imposing certain requirements with respect to stock repurchases, redemptions and dividends or (4) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to Ecolab or its stockholders for any violation of their fiduciary duty.

        Ecolab has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the General Corporation Law of Delaware and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Ecolab.

        Ecolab has entered into indemnification agreements with each of its directors. These indemnification agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that the director is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab or is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity. The indemnification agreements further provide that Ecolab has the burden of proving that a director is not entitled to indemnification in any particular case.

        The foregoing represents a summary of the general effect of the General Corporation Law of Delaware, Ecolab's By-Laws, as amended, and Restated Certificate of Incorporation, Ecolab's directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.

Item 16.    List of Exhibits.

        A list of exhibits filed herewith is contained in the index to exhibits that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (f)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Ecolab Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Paul, State of Minnesota, on December 2, 2011.

ECOLAB INC.
By:	/s/ DOUGLAS M. BAKER, JR.
	Name:	Douglas M. Baker, Jr.
	Title:	Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of December, 2011.

Signature	Title

/s/ DOUGLAS M. BAKER, JR. Douglas M. Baker, Jr.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)
/s/ STEVEN L. FRITZE Steven L. Fritze	Chief Financial Officer (Principal Financial Officer)
/s/ JOHN J. CORKREAN John J. Corkrean	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ MICHAEL C. MCCORMICK
 Michael C. McCormick,
as attorney-in-fact for
Barbara J. Beck, Les S. Biller, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Jerry W. Levin, Robert L. Lumpkins,
C. Scott O'Hara, Victoria J. Reich
and John J. Zillmer.	Directors

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
1.1	Form of Underwriting or Distribution Agreement*
4.1
Amended and Restated Indenture, dated as of January 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, and Bank One, National Association), as Trustee (incorporated by reference to Exhibit (4)A of our Form 8-K dated January 23, 2001)
5.1	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP**
12.1	Statement Re: Computation of Ratio of Earnings to Fixed Charges**
15.1	Letter regarding unaudited interim financial information**
23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm**
23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm**
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm**
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Powers of Attorney**
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association**

*
To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference

**
Filed herewith